Exhibit 10.3

FINAL FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

February 13, 2007

UNI-PIXEL, INC.

COMMON STOCK PURCHASE WARRANT

Void after February 13, 2017

This WARRANT (this “Warrant”) entitles [applicable Tudor Entity] (including any successors or assigns, the “Holder”), for value received, to purchase from Uni-Pixel, Inc., a Delaware corporation, at any time and from time to time, subject to the terms and conditions set forth herein, all or any portion of the Warrant Shares (as defined in Section 1 below) at the Exercise Price (as defined in Section 1 below), during the period starting from 5:00 a.m. on the Initial Exercise Date (as defined in Section 1 below) to 5:00 p.m., Eastern time, on the Expiration Date (as defined in Section 1 below), at which time this Warrant shall expire and become void.  This Warrant is subject to the following terms and conditions:

1.             Definitions.  As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant:

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, as such terms are used and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, any other Person that serves as a general partner, managing member and/or investment adviser or in a similar capacity of such Person or any other Person for which such Person serves as a general partner, managing member and/or investment adviser or in a similar capacity.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or Texas are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Series B

Preferred Stock filed on or before the Closing (as defined in the Securities Purchase Agreement) by the Company with the Secretary of State of the State of Delaware, establishing the rights, preferences and privileges of the Series B Preferred Stock.

“Common Stock” means the Company’s common stock, par value $0.001 per share (including any securities into which or for which such shares may be exchanged, or converted, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event).

“Company” means Uni-Pixel, Inc., a Delaware corporation.

“Exercise Price” means $1.24 per share of Common Stock, subject to adjustment under the terms of this Warrant.

“Expiration Date” means February 13, 2017.

“Fair Market Value” on any date of determination shall mean (i) if the Common Stock is listed on a national securities exchange or admitted to quotation on a national automated quotation system, then the last reported sale price per share of Common Stock on such exchange or quotation system, as the case may be, on the date immediately preceding the date of determination or, if no such sale price is reported on such date, such price on the next preceding trading day in which such price was reported, (ii) if the Common Stock is not listed on a national securities exchange or quoted on a national automated quotation system, but is actively traded over-the-counter, then the average of the closing bid and asked prices over the five (5) trading days ended on the trading day immediately preceding the date of determination or (iii) if such Common Stock is not traded, quoted or listed on any national securities exchange, national automated quotation system or the over-the-counter market, then the fair market value of a share of Common Stock, as determined in good faith by the Board.

“Holder” has the meaning set forth in the preamble of this Warrant.

“Initial Exercise Date” means February 13, 2007.

“Initial Public Offering” means the closing of the Company’s first public offering of the Company’s Common Stock registered under the Securities Act.

“Investors’ Rights Agreement” means that certain Investors’ Rights Agreement dated February 13, 2007, by and among the Company, the Holder and the other investors in the Company party thereto.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated February 13, 2007, by and among the Company, the Holder and the other parties thereto.

“Series B Preferred” means the Company’s Series B Preferred Stock, par value $0.001 per share.

“Warrant Shares” means an aggregate of 6,839,279 shares of Common Stock, subject to adjustments under the terms of this Warrant, issued or issuable upon the exercise of this Warrant.

2.             Exercise of Warrant.

2.1           Method of Exercise.  Subject to all of the terms and conditions hereof, this Warrant may be exercised, in whole or in part, at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date. Exercise shall be by presentation and surrender to the Company at its principal office, or to the transfer agent of the Company, of this Warrant and the Notice and Subscription form attached hereto as Exhibit 1, executed by the Holder, which shall indicate the number of Warrant Shares for which the Holder intends to exercise this Warrant, together with payment to the Company in accordance with Section 3 hereof in an amount equal to the product of (x) the Exercise Price multiplied by (y) the number of Warrant Shares issuable upon such exercise.  Upon and as of receipt by the Company (or the transfer agent) of such properly completed and duly executed Notice and Subscription form accompanied by payment as herein provided, the Holder shall be deemed to be the Holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then actually be, or have been, delivered to the Holder.

2.2           Delivery of Stock Certificates on Exercise.  As soon as practicable after an exercise of this Warrant, and in any event within five (5) Business Days thereafter, the Company, at its expense, and in accordance with applicable securities laws, shall cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 8 hereof), a certificate or certificates for the number of Warrant Shares issued on the date of such exercise, plus,in lieu of any fractional share to which the Holder would otherwise be entitled, an amount of cash equal to such fraction multiplied by the Fair Market Value.

2.3           Shares To Be Fully Paid and Nonassessable.  All Warrant Shares issued upon an exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those expressly set forth herein).

2.4           Fractional Shares.  No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock otherwise issuable upon any exercise hereof, the Company shall make a cash payment to the Holder as set forth in Section 2.2 hereof.

2.5           Issuance of New Warrants; Company Acknowledgment.  Upon any partial exercise of this Warrant, the Company, at its expense, will as soon as practicable and, in any event within five (5) Business Days thereafter, issue and deliver to the Holder a new Warrant, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares and substantially identical to this Warrant.  Moreover, the Company shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder does not make any such request, the continuing obligation of the Company to afford to the Holder any such rights shall not be affected.

2.6           Payment of Taxes and Expenses.  The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares issued upon exercise of this Warrant and (ii) new or replacement Warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant; provided, however, that any tax payable as a result of such transfer by the Holder to a transferee shall be paid by the Holder.

3.             Payment of Exercise Price.  The Exercise Price for the Warrant Shares being purchased upon any exercise of this Warrant may be paid, at the election of the Holder (i) in cash, by certified check or by wire transfer to an account designated in writing by the Company, (ii) by cancellation of indebtedness owing from the Company to the Holder, (iii) by the Holder surrendering a number of Warrant Shares having a Fair Market Value on the date of exercise equal to, greater than (but only if by a fractional share) or less than the Exercise Price, in which case the Holder shall receive the number of Warrant Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares, or (iv) any combination of the methods described in the foregoing clauses (i), (ii) and (iii).

4.             Adjustment of Exercise Price and Number of Warrant Shares.  The Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

4.1.          Subdivision or Combination of Stock.  If at any time or from time to time after the date hereof, the Company shall subdivide (by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined

(whether by stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be decreased proportionately.  The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.1.

4.2           Adjustment for Stock Dividends.  If at any time after the date hereof, the Company shall declare a dividend or make any other distribution upon any class or series of capital stock of the Company payable in shares of Common Stock or other rights or securities convertible into or exercisable for shares of Common Stock (other than the payment of dividends on the Series A Preferred Stock of the Company (the “Series A Preferred”) in accordance with the terms of the Certificate of Designations for the Series A Preferred, the Exercise Price and the number of Warrant Shares shall be adjusted proportionately.  The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.2.

4.3           Adjustments for Reclassifications.  If the Common Stock issuable upon exercise of this Warrant shall be changed into, or the right to receive, the same or a different number of shares of any other class(es) or series of stock or other securities or property, whether by reclassification, reorganization or otherwise (other than an adjustment under Section 4.1 and Section 4.2 or a merger, consolidation, or sale of assets provided for under Section 4.4), then and in each such event, the Holder hereof shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization or other change in respect of a number of shares of Common Stock equal to the number of Warrant Shares otherwise issuable upon such exercise of this Warrant, all subject to successive adjustments thereafter from time to time pursuant to and in accordance with the provisions of this Section 4.

4.4           Sale of Shares Below Exercise Price.

(a)           If at any time or from time to time after the Initial Exercise Date, the Company issues or sells, or is deemed by the express provisions of this Section 4.4(a) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4.1, Section 4.2 or Section 4.3, for an Effective Price (as defined below) less than the then effective Exercise Price (such issuance, a “Qualifying Dilutive Issuance”), then and in each such case, the then existing Exercise Price shall be reduced, as of the opening of business on the date immediately after such issue or sale, to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction:
(i)            the numerator of which shall be (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the then effective Exercise Price (prior to such adjustment); and
(ii)           the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (x) the number of shares of Common Stock outstanding and (y) the number of shares of Common Stock into which the then outstanding shares of Series B Preferred could be converted if fully converted on the day immediately preceding the given date.

(b)           No adjustment shall be made to the Exercise Price in an amount less than one cent per share.  Any adjustment otherwise required by this Section 4.4 that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Exercise Price.
(c)           For the purpose of making any adjustment required under this Section 4.4, the aggregate consideration received by the Company for any issue or sale of Additional Shares of Common Stock (the “Aggregate Consideration”) shall be defined as: (i) to the extent it consists of cash, the amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company in connection with such issue or sale, (ii) to the extent it consists of property other than cash, the fair market value of that property as determined in good faith by the Board (irrespective of accounting treatment), and (iii) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.
(d)           For the purpose of the adjustment required under this Section 4.4, if the Company issues or sells (x) preferred stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or instruments being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price (defined below) of such Additional Shares of Common Stock is less than the then effective Exercise Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion in full thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:
(i)            in the case of such rights or options, the minimum amount of consideration, if any, payable to the Company upon the exercise of such rights or options; and
(ii)           in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided, however, that if the minimum amount of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amount of consideration without reference to such clauses.
If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the decreased minimum amount of consideration; provided further, however, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased (other than by reason of antidilution adjustments), the Effective Price also shall be recalculated using the increased minimum amount of consideration.
No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities.  If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or terminate without having been exercised, the then effective Exercise Price, which was adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted on the basis of the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, the consideration actually received by the Company upon such exercise (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) and the consideration, if any, actually received by the Company upon the original issuance of all such rights or options or Convertible Securities, whether or not exercised; provided, however, that such readjustment shall not apply to prior exercises of Warrants.  No adjustments made pursuant to this Section 4.4 shall apply to prior exercises of Warrants.
(e)           For the purpose of making any adjustment to the Exercise Price required under this Section 4.4, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this

Section 4.4 (including shares of Common Stock subsequently reacquired or retired by the Company), other than:
(i)            shares of Common Stock issued upon conversion of shares of Series A Preferred or Series B Preferred or exercise of any other Convertible Securities (including the other warrants issued concurrently with the Series B Preferred under the Securities Purchase Agreement) outstanding as of the Initial Exercise Date;
(ii)           the payment of dividends on the Series A Preferred in additional shares of Series A Preferred in accordance with the terms of the Certificate of Designations for the Series A Preferred;
(iii)          the shares of Common Stock (or options thereon) issued after the Initial Exercise Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other compensatory arrangements which, if required by the Certificate of Designations, have been approved by the requisite holders of Series B Preferred (collectively, “Plans”); provided, however, that any such issuances are approved by the Board;
(iv)          shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board;
(v)           shares of Common Stock or Convertible Securities issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board; or
(vi)          shares of Common Stock or Convertible Securities issued to any person as a component of any business relationship with such person primarily for (A) joint venture, technology licensing or development activities purposes, (B) purposes of distribution, supply or manufacture of the Company’s products or services or (C) any purposes other than raising capital, the terms of which are approved by the Board.

References to Common Stock in the subsections of this clause (e) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4.4.

(f)            The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4.4, into the Aggregate Consideration received, or deemed to have been received, by the Company for such issue under this Section 4.4, for such Additional Shares of Common Stock.  In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, determinable.
(g)           In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”) and then issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in additional Qualifying Dilutive Issuances as part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the Exercise Price shall be reduced to the Exercise Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

4.5           Adjustments for Merger or Consolidation.  In the event that, at any time or from time to time after the date hereof, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) sell or transfer all or substantially all of its properties or assets or more than fifty percent (50%) of the voting capital stock of the Company (whether issued and outstanding, newly issued, from treasury, or any combination thereof) to any other person under any plan or arrangement contemplating the consolidation or merger, sale or transfer, or dissolution of the Company, then, in each such case, the Holder, upon the exercise of this Warrant at any time or from time to time after the consummation of such reorganization, consolidation, merger or sale or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares otherwise issuable upon such exercise, the stock and property (including cash) to which the Holder would have been entitled upon the consummation of such consolidation or merger, or sale or transfer, or in connection with such dissolution, as the case may be, if the Holder had exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby, which payment shall be included in the assets of the Company for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4.

4.6           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property to which the Holder has a right to receive upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer or owner of any such stock or other securities and property, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets or more than fifty percent (50%) of the voting capital stock of the Company (whether issued and outstanding, newly issued or from treasury or any combination thereof), whether or not such Person shall have expressly assumed the terms of this Warrant.

4.7           Certificate as to Adjustments.  Upon the occurrence of each event requiring adjustment or readjustment of the Exercise Price and number of Warrant Shares pursuant to this Section 4, this Warrant shall, without any action on the part of the Holder, be adjusted in accordance with this Section 4, and the Company, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in reasonable detail the facts and calculations upon which such adjustment or readjustment is based.  The Company will forthwith send a copy of each such certificate to the Holder in accordance with Section 10.4 below.

5.             Registration Rights.  The Warrant Shares shall be entitled to registration rights and all other rights as applicable to such shares in accordance with the Investors’ Rights Agreement.

6.             Notices of Record Date.  Upon (a) any establishment by the Company of a record date of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of more than fifty percent (50%) of the Company’s voting capital stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the applicable record date or effective date, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

7.             Exchange of Warrant.  Subject to the provisions of Section 8 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants, each registered in the name of the Holder or in the name of such other persons as the Holder may direct (upon payment by the Holder of any applicable transfer taxes).  Each of such new Warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct; provided, however, that all of such new Warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender and shall otherwise be substantially identical as this Warrant.

8.             Transfer Provisions, etc.

8.1           Legends.  Each certificate representing Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.”

8.2           Mechanics of Transfer.

(a)           Subject to compliance with the Investors’ Rights Agreement and the Securities Purchase Agreement, any transfer of all or any portion of this Warrant, or of any interest herein, that is otherwise in compliance with applicable law and the Securities Purchase Agreement shall be effected by surrendering this Warrant to the Company at its principal office, together with a duly executed form of assignment, in the form attached as Exhibit 2 hereto.

(b)           In the event of any transfer of all or any portion of this Warrant in accordance with Section 8.2(a) above, the Company shall issue (i) a new Warrant to the transferee, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder of the transferred portion of this Warrant, and (ii) a new Warrant to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder of the balance of this Warrant.  Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

8.3           No Restrictions on Transfer.  Subject to compliance with applicable securities laws, the Securities Purchase Agreement and the Investors’ Rights Agreement (including, but not limited to, the transfer restrictions in the Investors’ Rights Agreement), this Warrant and any portion hereof, the Warrant Shares and the rights hereunder may be transferred by the Holder in its sole discretion at any time and to any Person or Persons, including, without limitation, Affiliates and affiliated groups of such Holder, without the consent of the Company.

8.4           Warrant Register.  The Company shall keep at its principal office a register for the registration, and registration of transfers, of the Warrants.  The name and address of each Holder of one or more of the Warrants, each transfer thereof and the name and address of each transferee of one or more of the Warrants shall be registered in such register.  The Company shall give to any Holder of a Warrant promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of the Warrants.

9.             Lost, Stolen or Destroyed Warrant.  Upon receipt by the Company of evidence satisfactory to the Company of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of a customary affidavit of the Holder and indemnity agreement, or, in the case of mutilation, upon surrender of this Warrant, the Company at its expense will execute and deliver, or will instruct its transfer agent to execute and deliver, a new Warrant and any such lost, stolen or destroyed Warrant thereupon shall become void.

10.           General.

10.1         Authorized Shares, Reservation of Shares for Issuance.  At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock and any other capital stock or other securities as shall be necessary to perform its obligations under this Warrant, taking into account any and all adjustments to the Warrant Shares under this Warrant.

10.2         No Dilution or Impairment.  The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (and any other capital stock or other securities) upon the exercise of this Warrant.

10.3         No Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of the shares of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued Warrant Shares or other securities in accordance with the provisions hereof.

10.4         Notices.  All notices, requests, consents and other communications (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given if sent by certified or registered mail (return receipt requested), overnight courier or telecopy (with confirmation of receipt), or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder.  An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 10.4 if sent with return receipt requested to the electronic mail address specified by the receiving party in this Section 10.4.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  All correspondence shall be addressed as follows:

(a)  if to the Company at:

Uni-Pixel, Inc.

8708 Technology Forest Place

Suite 100

The Woodlands, Texas 77381

Attention:  James Tassone, President

Facsimile:  (281) 825-4599

Email:  jtassone@unipixel.com

with copies to:

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

Four United Plaza

8555 United Plaza Boulevard

Baton Rouge, LA 70809

Attention: Scott D. Chenevert, Esq.

Facsimile: (225) 248-2010

Email: schenevert@joneswalker.com

(b)  if to the Holder, at the Holder’s address appearing in the books maintained by the Company.

11.           Amendment and Waiver.  No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The terms of this

Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

12.           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, as such laws are applied to contracts entered into and wholly to be performed within the State of Delaware and without giving effect to any principles of conflicts or choice of law that would result in the application of the laws of any other jurisdiction.

13.           Covenants To Bind Successor and Assigns.  All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

14.           Severability.  In case any one or more of the provisions contained in this Warrant shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.           Construction.  The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

16.           Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the Company has executed this Common Stock Purchase Warrant as of the date set forth above.

COMPANY:

UNI-PIXEL, INC.

By:
Name: Reed J. Killion
Title: President

SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT OF

Uni-Pixel, INC.

EXHIBIT 1

NOTICE AND

SUBSCRIPTION

To:	Uni-Pixel, Inc.	Date:
8708 Technology Forest Place
Suite 100
The Woodlands, Texas 77381

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder,                      shares of Common Stock of Uni-Pixel, Inc., a Delaware corporation, and tenders herewith payment of $                    , representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with [Section 3(i)] [Section 3(ii)] [Section 3(iii)] [Section 3(iv)] of the attached Warrant.

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:	,
Signature

EXHIBIT 2

FORM OF ASSIGNMENT

For value received,                                                               hereby sells, assigns and transfers unto                                                the attached Warrant [a portion of the attached Warrant representing the right to purchase            , of the total        , shares of Common Stock issuable upon exercise of this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                            attorney to transfer said Warrant [said portion of said Warrant] on the books of Uni-Pixel, Inc., a Delaware corporation, with full power of substitution in the premises.

If only a portion of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

The undersigned hereby agrees that it will not sell, assign, or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated:	,
Signature